SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED MAY 26, 2006
(TO PROSPECTUS DATED MARCH 27, 2006)

                                  $520,536,856
                                  (APPROXIMATE)

                                   CWALT, INC.
                                    DEPOSITOR

                          [COUNTRYWIDE HOME LOANS LOGO]
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

                        ALTERNATIVE LOAN TRUST 2006-21CB
                                 ISSUING ENTITY

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-21CB

This Supplement revises the Prospectus Supplement dated May 26, 2006 to the Prospectus dated March 27, 2006 with respect to the above captioned series of certificates as follows:

                       [text continues on following page]

CITIGROUP                                         BANC OF AMERICA SECURITIES LLC

                  The date of this Supplement is June 13, 2006.

1. The second paragraph on page S-59 of the Prospectus Supplement, is hereby replaced with the following:

     With respect to the Cap Contract and any Distribution Date beginning with the Distribution Date in June 2006 to and including the Distribution Date in May 2009 (the "Cap Contract Termination Date"), the amount payable by the Contract Counterparty under the Cap Contract will equal the product of (i) the excess, if any, of (x) One -- Month LIBOR (as determined by the Contract Counterparty) over
(y) 5.00%, (ii) the Cap Contract Notional Balance for such Distribution Date, and (iii) one-twelfth.

2. The table on page S-60 of the Prospectus Supplement is hereby replaced with the following:

The "Cap Contract Notional Balances" under the Cap Contract are as described in the following table:


                                 CAP CONTRACT
MONTH OF DISTRIBUTION DATE   NOTIONAL BALANCE ($)
--------------------------   --------------------


June 2006...................      100,000,000
July 2006...................      100,000,000
August 2006.................      100,000,000
September 2006..............      100,000,000
October 2006................      100,000,000
November 2006...............      100,000,000
December 2006...............      100,000,000
January 2007................      100,000,000
February 2007...............      100,000,000
March 2007..................      100,000,000
April 2007..................      100,000,000
May 2007....................      100,000,000
June 2007...................      100,000,000
July 2007...................      100,000,000
August 2007.................      100,000,000
September 2007..............      100,000,000
October 2007................      100,000,000
November 2007...............      100,000,000
December 2007...............      100,000,000
January 2008................      100,000,000
February 2008...............      100,000,000
March 2008..................      100,000,000
April 2008..................      100,000,000
May 2008....................      100,000,000
June 2008...................      100,000,000
July 2008...................      100,000,000
August 2008.................      100,000,000
September 2008..............      100,000,000
October 2008................      100,000,000
November 2008...............      100,000,000
December 2008...............      100,000,000
January 2009................      100,000,000
February 2009...............      100,000,000
March 2009..................      100,000,000
April 2009..................      100,000,000
May 2009....................      100,000,000
June 2009 and thereafter....                0




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